Exhibit (h)(v) under Form N-1A
                                               Exhibit (10) under 601/Reg. S-K




         AMENDED AND RESTATED TRANSFER AGENCY AND SERVICES AGREEMENT



      AGREEMENT made as of the 1st day of July, 2000, is amended and restated as of the 4th day of August, 2003, severally and not jointly, among BBH Fund, Inc., a Maryland corporation, BBH Trust, a Massachusetts trust, BBH Common Settlement Fund, Inc., a Maryland corporation, and BBH Common Settlement Fund II, Inc., a Maryland corporation, each with their principal office and place of business at 40 Water Street, Boston Massachusetts 02109 (each, an "Investment Company"), and Forum Shareholder Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").



            WHEREAS, each Investment Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares (the "Shares"), in separate series and classes; and



            WHEREAS, each Investment Company offers shares in various series (each such series, together with all other series subsequently established by an Investment Company and made subject to this Agreement in accordance with
Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and an Investment Company may in the future offer shares of various classes of each Fund (each such class together with all other classes subsequently established by an Investment Company in a Fund being herein referred to as a "Class," and collectively as the "Classes");



      WHEREAS, each Investment Company desires that Forum perform as the transfer agent and dividend disbursing agent for each Fund and Forum is willing to provide these services on the terms and conditions set forth in this Agreement;



            NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, each Investment Company and Forum hereby agree as follows:



            SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS



      (a) Each Investment Company, on behalf of the Funds, hereby appoints Forum to act as, and Forum agrees to act as, (i) transfer agent for the authorized and issued shares of each Investment Company representing interests in each of the respective Funds and Classes thereof ("Shares"),
(ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information (collectively "prospectus") of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.



            (b)   In  connection   therewith,   each  Investment  Company  has
delivered to Forum copies of (i) the Investment Company's Articles of Incorporation/Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Investment Company's
Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Investment Company's current prospectus, and (iv) each current plan of distribution or similar document adopted by the Investment Company under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Investment Company ("Service Plan") and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Investment Company shall deliver to Forum a certified copy of the resolution of the Board of Trustees of BBH Trust; and the Board of Directors of BBH Fund, Inc, BBH Common Settlement Fund, Inc. and BBH Common Settlement Fund II, Inc. (collectively referred to as the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.




      SECTION 2.  DUTIES OF FORUM



      (a) Forum agrees that in accordance with procedures established from time to time by agreement between each Investment Company on behalf of each of the Funds, as applicable, and Forum, Forum will perform the following services:



      (i)   provide the  services  of a transfer  agent,  dividend  disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all Shareholder accounts, (B) preparing Shareholder meeting lists, (C) mailing proxies and related materials to Shareholders, (D) mailing Shareholder reports and prospectuses to current Shareholders,
      (E) withholding taxes on U.S. resident and non-resident  alien accounts,
      (F) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (G) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (H) preparing and mailing activity statements for Shareholders, and (I) providing Shareholder account information;



      (ii) receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the custodian of the applicable Fund (the "Custodian") or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolios in which the Fund invests;



      (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;



      (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian or, in the case of Fund's operating in a master-feeder structure, to the transfer agent or interestholder recordkeeper for the master fund in which the Fund invests;



      (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;



      (vi)  effect   transfers   of  Shares   upon   receipt  of   appropriate
      instructions from Shareholders;



      (vii) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Trust with respect to Shares;



      (viii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by Forum of indemnification satisfactory to Forum and protecting Forum and the Investment Company and, at the option of Forum, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;



      (ix) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;



      (x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Investment Company and provide periodic reporting to the Investment Company or its administrator or other agent;



      (xi)  maintain   records  of  account  for  and   provide   reports  and
      statements to the Investment Company and Shareholders as to the foregoing;



      (xii) record the issuance of Shares of the Investment Company and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("1934 Act") a record of the total number of Shares of the Investment Company, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Investment Company, and are issued and outstanding and provide the Investment Company on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;



      (xiii) provide a system which will enable the Investment Company to calculate the total number of Shares of each Fund and Class thereof sold in each State;



      (xiv) monitor  and  make   appropriate   filings  with  respect  to  the
      escheatment laws of the various states and territories of the United States; and



      (xv)  oversee the activities of proxy solicitation firms.



            (b) Forum shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be specified from time to time by an Investment Company, all pursuant to mutually acceptable compensation and implementation agreements.



      (c) Each Investment Company or its administrator or other agent (i) shall identify to Forum in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of Forum for the Investment Company's State registration status is solely limited to the reporting of transactions to the Investment Company, and Forum shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Investment Company or its administrator or other agent.



      (d) Forum shall establish and maintain facilities and procedures reasonably acceptable to each Investment Company for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Forum shall establish and maintain facilities and procedures reasonably acceptable to each Investment Company for safekeeping of all records maintained by Forum pursuant to this Agreement.



      (e)   Forum  shall  cooperate  with  each  Fund's   independent   public
accountants   and  shall  take   reasonable   action  to  make  all  necessary
information available to the accountants for the performance of the accountants' duties.



            (f)   Except with  respect to Forum's  duties as set forth in this
Section 2 and except as otherwise specifically provided herein, each Investment Company assumes all responsibility for ensuring that the
Investment   Company   complies  with  all  applicable   requirements  of  the
Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Investment Company. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.



      SECTION 3. RECORDKEEPING



            (a) Prior to the commencement of Forum's responsibilities under this Agreement, if applicable, each Investment Company shall deliver or cause to be delivered over to Forum (i) an accurate list of Shareholders of the Investment Company, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Forum under this Agreement (collectively referred to as the "Materials").
Each Investment Company shall on behalf of each applicable Fund or Class indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Investment Company to provide any portion of the Materials or to provide any information in the Investment Company's possession or control reasonably needed by Forum to perform the services described in this Agreement.


      (b) Forum shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, Forum agrees that all such records prepared or maintained by Forum relating to the services to be performed by Forum under this Agreement are the property of the Investment Company and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Investment Company on and in accordance with the Investment Company's request. Each Investment Company and the Investment Company's authorized representatives shall have access to Forum's records relating to the services to be performed under this Agreement at all times during Forum's normal business hours. Upon the reasonable request of an Investment Company, copies of any such records shall be provided promptly by Forum to the Investment Company or the Investment Company's authorized representatives.



      (c) Forum and each Investment Company agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.



      (d) In case of any requests or demands for the inspection of the Shareholder records of an Investment Company, Forum will endeavor to notify the Investment Company and to secure instructions from an authorized officer of the Investment Company as to such inspection. Forum shall abide by the Investment Company's instructions for granting or denying the inspection; provided, however, that Forum may grant the inspection without instructions if Forum is advised by counsel to Forum that failure to do so will result in liability to Forum.



      SECTION 4.  ISSUANCE AND TRANSFER OF SHARES



            (a) Forum shall make original issues of Shares of each Fund and Class thereof in accordance with the Investment Company's then current prospectus only upon receipt of (i) instructions requesting the issuance,
(ii) a certified copy of a resolution of the Board  authorizing  the issuance,
(iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Investment Company's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Investment Company of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If the opinion described in (iv) above is contingent upon a filing under Section 24 of the 1940 Act, the Investment Company shall indemnify Forum for any liability arising from the failure of the Investment Company to comply with that section or the rules thereunder.



            (b) Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by Forum. In registering transfers of Shares, Forum may rely upon the Uniform Commercial Code as in effect in the State of Maryland for BBH Fund, Inc., BBH Common Settlement Fund, Inc. and BBH Common Settlement Fund II, Inc.; and the Commonwealth of Massachusetts for BBH Investment Company, or any other statutes that, in the opinion of Forum's counsel, protect Forum and the Investment Company from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, Forum will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.



      SECTION 5.  SHARE CERTIFICATES



            (a) Each Investment Company shall furnish to Forum a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon Forum's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Investment Company authorized to sign by the Organic Documents of the Investment Company and, if required by the Organic Documents, shall bear the Investment Company's seal or a facsimile thereof. Unless otherwise directed by an Investment Company, Forum may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Investment Company.



            (b) New Share certificates shall be issued by Forum upon surrender of outstanding Share certificates in the form deemed by Forum to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. Forum shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Forum deems equally reliable and expeditious. Forum shall not mail Share certificates in "negotiable" form unless requested in writing by the Investment Company and fully indemnified by the Investment Company to Forum's satisfaction.



      (c) In the event that an Investment Company informs Forum that any Fund or Class thereof does not issue share certificates, Forum shall not issue any such share certificates and the provisions of this Agreement relating to share certificates shall not be applicable with respect to those Funds or Classes thereof.



      SECTION 6.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS



      (a) Shares shall be issued in accordance with the terms of a Fund's or Class' prospectus after Forum or its agent receives either:



      (i) (A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or



      (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.



      (b) Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.



      (c) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:



      (i)   for a wire received, at the time of the receipt of the wire;



      (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and



      (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Forum is credited with Federal Funds with respect to that check.



1.          SECTION 7.  FEES AND EXPENSES



      (a) For the services provided by Forum pursuant to this Agreement, each Investment Company, on behalf of each Fund, agrees to pay Forum the fees set forth in Clauses (i) and (ii) of Appendix A hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the applicable Investment Company shall pay to Forum such compensation as shall be payable prior to the effective date of termination. Each Investment Company acknowledges that Forum may from time to time earn money on amounts in the deposit accounts maintained by Forum to service the Funds (and other clients serviced by Forum).



            (b) In connection with the services provided by Forum pursuant to this Agreement, each Investment Company, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in Appendix A hereto. In addition, each Investment Company, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred expenses and employee time (at 150% of salary) attributable to any review of the Investment Company's accounts and records by the Investment Company's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should an Investment Company exercise its right to terminate this Agreement, the Investment Company, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.



      (c) All fees and reimbursements are payable in arrears on a monthly basis and the applicable Investment Company, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within thirty (30) business days following receipt of the respective billing notice.



2.          SECTION 8.  REPRESENTATIONS AND WARRANTIES



      (a)   Forum represents and warrants to each Investment Company that:



            (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;



            (ii) It is duly qualified to carry on its business in the State of Maine;



            (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;



            (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;



            (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;



            (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and to general equity principals; and



            (vii) It is registered as a transfer agent under Section 17A of the 1934 Act.



      (b)   Each Investment Company represents and warrants to Forum that:



            (i) It is duly organized and existing and in good standing under the laws of the state in which it is organized;



            (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;



            (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;



            (iv) It is an open-end management investment company registered under the 1940 Act;



            (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the applicable Investment Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and to general equity principals; and



            (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.





      SECTION 9.  PROPRIETARY INFORMATION



      (a) Each Investment Company acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases under the control and ownership of Forum or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Forum or the third party. Each Investment Company agrees to treat all Proprietary Information as proprietary to Forum and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.



      (b) Forum acknowledges that the Shareholder list and all information related to Shareholders furnished to Forum by an Investment Company or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Investment Company. In no event shall Proprietary Information be deemed Customer Data. Forum agrees to treat all Customer Data as proprietary to the Investment Company and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Investment Company.



3.          SECTION 10.  INDEMNIFICATION



      (a) Forum shall not be responsible for, and each applicable Investment Company shall on behalf of each applicable Fund or Class thereof indemnify and hold Forum harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:



            (i) all actions of Forum or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;



            (ii)  the   Investment   Company's  lack  of  good  faith  or  the
            Investment Company's negligence or willful misconduct;



            (iii) the reasonable reliance on or use by Forum or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Investment Company or any other person or firm on behalf of the Investment Company, including but not limited to any previous transfer agent or registrar;



            (iv) the reasonable reliance on, or the carrying out by Forum or its agents or subcontractors of, any instructions or requests of the Investment Company on behalf of the applicable Fund; and



            (v) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.



      (b) Forum shall indemnify and hold each Investment Company and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by Forum as a result of Forum's lack of good faith, negligence or willful misconduct with respect to the services performed under or in connection with this Agreement.



      (c) At any time Forum may apply to any officer of an Investment Company for instructions, and may consult with legal counsel to the Investment Company or to Forum with respect to any matter arising in connection with the services to be performed by Forum under this Agreement, and Forum and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. Forum, its agents and subcontractors shall be protected and indemnified in acting upon (i) any paper or document furnished by or on behalf of an Investment Company, reasonably believed by Forum to be genuine and to have been signed by the proper person or persons, (ii) any instruction, information, data, records or documents provided Forum or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by an Investment Company, and (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to Forum in person or by telephone, vocal telegram or other electronic means, reasonably believed by Forum to be genuine and to have been given by the proper person or persons. Forum shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Investment Company. Forum, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Investment Company.



      (d) If an Investment Company has the ability to originate electronic instructions to Forum in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event Forum shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by Forum from time to time.



      (e) Each Investment Company has authorized or in the future may authorize Forum to act as a "Mutual Fund Services Member" for the Investment Company or various Funds. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC Rules and Procedures published by NSCC or such other similar publication as may exist from time to time. Each Investment Company shall indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.



      (f) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. In the event that Forum elects to defend against a claim, the defense shall be conducted by counsel chosen by Forum and reasonably satisfactory to the Agent. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.



            SECTION 11.  EFFECTIVENESS, DURATION AND TERMINATION



            (a) This Agreement shall become effective with respect to each Fund or Class on the earlier of July 10, 2000, or the date on which the Trust's Registration Statement relating to the Shares of the Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.



            (b) This Agreement shall continue in effect with respect to a Fund until terminated.



            (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Investment Company. Any termination shall be effective as of the date specified in the notice. Upon notice of termination of this Agreement by either party, Forum shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Forum under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.



      (d) The obligations of Sections 3, 7, 8, 9, 10, 14, 15, and 17 shall survive any termination of this Agreement.



4.          SECTION 12.  ADDITIONAL FUNDS AND CLASSES

5.

6. In the event that an Investment Company establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or an Investment Company may elect not to make any such series or classes subject to this Agreement.



7.          SECTION 13.  ASSIGNMENT

8.

9. Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Forum may, without further consent on the part of the Trust, subcontract for the performance hereof with any entity, including affiliated persons of Forum; provided however, that Forum shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as Forum is for its own acts and omissions.



10.         SECTION 14.  FORCE MAJEURE

11.

12. Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply.



            SECTION 15.  LIMITATION OF SHAREHOLDER AND TRUSTEE/Director
LIABILITY



      The Trustees/Directors of each Investment Company and the shareholders of each Fund shall not be liable for any obligations of the Investment Company or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Investment Company or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees/Directors of the Investment Company or the shareholders of the Funds.



            SECTION 16.  TAXES



      Forum shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with any Investment Company or any Shareholder or any purchase of Shares, excluding taxes assessed against Forum for compensation received by it under this Agreement.



      SECTION 17. MISCELLANEOUS



      (a) Neither party to this Agreement shall be liable to another party for consequential damages under any provision of this Agreement.



            (b) Except for Appendix A to add new Funds and Classes in accordance with Section 12, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.



      (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York, except as otherwise provided in Section 4(b).



      (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.


      (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.



      (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Forum and each Investment Company and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.



      (g) Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.



      (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.



            (i) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.



      (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of each Investment Company are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.



            (k)   No  affiliated  person  (as that term is defined in the 1940
Act), employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.



            (l) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.



            (m) The terms and "affiliated person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings ascribed thereto in the 1940 Act.





      (n) The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.







      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.



            BBH FUND, Inc.

            BBH Trust

            BBH COMMON SETTLEMENT FUND, INC.

            BBH COMMON SETTLEMENT FUND ii, INC.





            By:  /s/ Judith J. Mackin

            Name:  Judith J. Mackin

            Title:  Vice President







            FORUM SHAREHOLDER SERVICES, LLC





            By:  /s/ Lisa J. Weymouth

            Name:  Lisa J. Weymouth

            Title:  Director


                    TRANSFER AGENCY AND SERVICE AGREEMENT



                                  Appendix A

a.    Fees and Expenses







(i)         Base Fee:



      BBH Fund, Inc. and BBH Trust:

      Fees per
CUSIP............................................................$1,000/month



      BBH Common Settlement Fund, Inc. and BBH Common Settlement Fund II,
Inc.:

      Fees per
CUSIP.............................................................$500/month



(ii)        Shareholder Account Fees:



      (a)   Non- NSCC networked
account..............................$1.50/account/month

      (b)   NSCC networked
account......................................$0.75/account/month



      Shareholder account fees are based upon the number of Shareholder accounts as of the last Fund Business Day of the prior month.





(iii)       Out-Of-Pocket and Related Expenses:



      Each applicable Investment Company on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to, the cost of (or appropriate share of the cost of): (i) statement, confirmation, envelope and stationary stock, (ii) share certificates, (iii) printing of checks and drafts, (iv) postage, (v) telecommunications, (vi) banking services (DDA account, wire and ACH, check and draft clearing and lock box fees and charges), (vii) NSCC Mutual Fund Service Member fees and expenses, (viii) outside proxy solicitors and tabulators, (ix) proxy solicitation fees and (ix) microfilm and microfiche. In addition, any other expenses incurred by Forum at the request or with the consent of the Investment Company will be reimbursed by the applicable Fund.



(iv)  Other Expenses



      BBH Common Settlement II Fund, Inc. shall compensate Forum for additional processing arising from the late receipt of prices, reprocessing of NAVs, and adjustment of accrual rates. The schedule of these costs is as follows:



      (a) Late Prices (received by Forum after 6:30 pm EST)       $250     per
occurrence

      (b) NAV Reprocess...............................$500 per reprocess

      (c) Accrual Adjustment*.........................$500 per adjustment



      * Accrual adjustment fees are based upon the understanding that there is only one shareholder omnibus position in this Fund. Should there be more than one shareholder position in the Fund, the accrual adjustment fee will be $750 per adjustment.













(1)   BBH TRUST

                                BBH FUND, INC.

                       BBH COMMON SETTLEMENT FUND, INC.

(2)   BBH COMMON SETTLEMENT FUND II, INC.

              ADDENDUM TO TRANSFER AGENCY AND SERVICES AGREEMENT



      ADDENDUM, dated as of August 6, 2002, to the Transfer Agency and Services Agreement dated as of July 1, 2000, and amended and restated as of August 4, 2003, (the "Agreement") by and among, severally and not jointly, BBH Fund, Inc., a Maryland corporation, BBH Trust, a Massachusetts trust, BBH Common Settlement Fund, Inc. a Maryland corporation, and BBH Common Settlement Fund II, Inc., a Maryland corporation, with their principal office and place of business at 40 Water Street, Boston Massachusetts 02109 (each, an "Investment Company"), and Forum Shareholder Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").



            WHEREAS, each Investment Company is subject to, and has adopted procedures reasonably designed to ensure its compliance with, all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by the USA PATRIOT Act of 2001 (together with its implementing regulations, the "Patriot Act"), its implementing regulations, and related governmental and self-regulatory organization rules and regulations; and



            WHEREAS, in accordance with its obligation to provide transfer agency services under the Agreement, Forum has instituted an anti-money laundering program that is intended to ensure that each Investment Company is in material compliance with all applicable anti-money laundering laws, regulations, rules and government guidance related to the services to be provided by Forum under the Agreement;



            NOW, THEREFORE, the Agreement is hereby amended as follows:



            1. Forum agrees to allow appropriate federal examiners to (a) obtain and inspect information and records maintained by Forum under the Agreement relating to each Investment Company 's anti-money laundering program and (b) inspect Forum for purposes of the Investment Company's anti-money laundering program.



            2. Each party agrees to notify the other party promptly about any known suspicious activities related to open accounts in the Funds.



            IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in their names and on their behalf by and through their authorized persons, as of the day and year first above written.



                                    BBH FUND, INC.

                                    BBH TRUST

                                    BBH COMMON SETTLEMENT FUND, INC.

                                    BBH COMMON SETTLEMENT FUND II, INC.



            By:  /s/ Judith J. Mackin
            Name:  Judith J. Mackin
            Title:  Vice President

            FORUM SHAREHOLDER SERVICES, LLC

            By:  /s/ Lisa J. Weymouth
            Name:  Lisa J. Weymouth
            Title:  Director